                                                                    EXHIBIT 10.1




                                EASTERN AMERICAN
                               ENERGY CORPORATION
                      PROFIT SHARING/INCENTIVE STOCK PLAN

                                EASTERN AMERICAN
                               ENERGY CORPORATION
                      PROFIT SHARING/INCENTIVE STOCK PLAN





                  Adopted by Board Resolution on June 4, 1987
               Adopted by Shareholder Resolution on June 4, 1987





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EASTERN AMERICAN ENERGY CORPORATION

PROFIT SHARING/INCENTIVE STOCK PLAN

TABLE OF CONTENTS

                                                                                                                     PAGE
SUMMARY OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

THE PLAN IN OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

PART I:  PROFIT SHARING PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         A.      Purpose and Scope  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         B.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         C.      Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         D.      Profit Sharing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         E.      Employees Eligible to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         F.      Quarterly Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         G.      Incentive Stock to be Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         H.      Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         I.      Place of Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         J.      Bar of Actions by Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         K.      Effective Date of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

PART II:  INCENTIVE STOCK PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         A.      Purpose and Scope  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         B.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         C.      Stock to be Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         D.      Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         E.      Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         F.      Incentive Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         G.      Terms and Conditions of Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         H.      Exclusive Repurchase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         I.      Non-Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         J.      No Obligation to Exercise Option to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         K.      Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         L.      Effective Date of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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         SUMMARY OF PROFIT SHARING/INCENTIVE STOCK PLAN

         The basic concept of the Eastern American Energy Corporation Profit Sharing/Incentive Stock Plan is to provide eligible employees with a regular incentive to use their abilities and energies to the maximum degree possible, while allowing certain employees to obtain a direct stake in the Corporation through the purchase of newly created Incentive Stock. Funding of this Plan by the Corporation is at the sole discretion of the Board of Directors, and the Board retains the right to expand, reduce, or eliminate the level of profit sharing or dividends provided by the Plan.

         Part I of the Plan allows all employees, at various percentages, to share in a set portion of the profits of the Corporation. In addition, certain employees may receive discretionary awards based on job performance or other contributions to the Corporation. Part II of the Plan provides that designated groups of employees may use their profit sharing or dividends from Part I to purchase newly created Incentive Stock of the Corporation. Such stock is non-voting and non-transferable and will be repurchased by the Corporation upon the employee's termination, retirement or death.

         This summary is provided for reference only and the full text of the Plan which follows, governs the operation of the Plan in all instances. The terms and conditions of the Profit Sharing/Incentive Stock Plan may be altered, changed, or amended at any time by the Board of Directors. The right to profit sharing or Incentive Stock shall in no way be construed to change the "at-will" nature of, or extend, a participant's employment with Eastern American. By participating in this Plan, the employee acknowledges the "at-will" nature of his employment with Eastern American.





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                             THE PLAN IN OPERATION

                            CASH OPERATING PROFIT
                           IN EXCESS OF % OF ASSETS
                                 (BASE POOL)

       1/3                           1/3                       1/3
    STOCKHOLDER                     PROFIT                     DEBT
     DIVIDEND                       SHARING                 RETIREMENT


                                     PROFIT                     1/2
                                     SHARING                 DEFERRED TO
                                     AWARD                   FOLLOWING
                                     POOL                    YEAR



                               PROFIT SHARING AWARD GROUPS

                   GROUP I         EACH INDIVIDUAL IN EACH GROUP
                   GROUP II        WILL RECEIVE A PERCENTAGE
                   GROUP III       BASED ON SALARY PLUS AN IN-
                   GROUP IV        CENTIVE PERCENTAGE BOTH OF
                   GROUP V         WHICH WILL BE DISTRIBUTED IN
                   GROUP VI        THE CURRENT YEAR

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EASTERN AMERICAN ENERGY CORPORATION

Profit Sharing/incentive Stock Plan
Part I: Profit Sharing Plan

A.  PURPOSE AND SCOPE.

The purposes of Part I of the Plan are to encourage Directors, management and employees of the Eastern American Energy Corporation to expand and improve the profits and prosperity of the Corporation, and to assist the Corporation in attracting and retaining key personnel through the grant to such employees of profit sharing and dividends of the Corporation.


B.  DEFINITIONS.

Unless otherwise required by the context:

1. "Base Pool" shall mean that fund which the Corporation shall set up based upon a percentage of the excess cash operating profit of the Corporation. Out of this Base Pool, the Corporation shall make distributions of dividends and profit sharing, and shall retire debt or fund capital acquisitions.

2.       "Board" shall mean the Board of Directors of the Corporation.

3. "Cash Operating Profit" shall mean the Corporation's total Cash Operating Profit (as defined below) less the principal reduction in the Corporations long-term debt retirement.

4. "Committee" shall mean the Profit Sharing Committee (which shall also perform the duties of the Incentive Stock Plan Committee under Part II of this Plan), a three-member committee, which is appointed by the Board, and which shall serve at the will and pleasure of the Board.

5. "Corporation" shall mean the Eastern American Energy Corporation, a West Virginia corporation.

6. "Participant" shall mean an employee of the Corporation to whom profit sharing or dividends is granted under the Plan.





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7.       "Plan" shall mean this Eastern American Energy Corporation Profit
         Sharing/ Incentive Stock Plan.

8. "Profit Sharing" shall mean those funds distributed to the Participants of this Plan.

9. "Profit Sharing Award Pool" shall mean one-third of the amount in the Base Pool, out of which the Corporation shall distribute as Profit Sharing to the Participants of this Plan.

10. "Total Cash Operating Profit" means the sum of the Corporation's operating profit or loss as shown on its financial statements less federal income tax expense plus depreciation, depletion and impairment allowances.


C.  ADMINISTRATION.

The Plan shall be administered by the Committee. Two members of the three-member Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Corporation, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.


D.  PROFIT SHARING.

In the discretion of the Board, the Corporation will distribute profit sharing to eligible employees (as defined in Section E hereof) pursuant to the following terms and conditions:

1. Based upon a certain percentage (as determined by the Board from year to year) of the excess cash operating profit of the Corporation, the Board will set up a Base Pool (or excess cash operating profit pool). The Base Pool shall be defined as that amount of the cash operating profit (after any principal reduction and income taxes and net of any extraordinary items such as sale of assets), which exceeds a percentage of the net property, plant and equipment assets of the Corporation. The Base Pool, or the excess cash operating profit pool, will be distributed with Board approval as follows:

         a.      One-third to the stockholders as dividends;
         b.      One-third to the Profit Sharing Award Pool; and





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         c.      One-third to retire debt or tuna capital asset acquisition.

2. According to the above formula, one-third of the Base Pool will constitute the Profit Sharing Award Pool. The Profit Sharing Award Pool will be divided between six (6) employee groups with each groups receiving a fixed percentage of the Award Pool. The Board or the Committee shall designate the percentage for each Award Group. Each employee will receive an ownership in his Award Group as determined by the following formula:

                             .5 x employee's salary
                         ------------------------------
                         Award Group's Aggregate Salary

         Since only half of each Award Group will be paid out under the above formula, the remaining fifty percent (50%) of each of the six (6) Award Groups will become a discretionary Award Group, from which the supervisors of the employees of such Award Group, with the approval of the Committee shall make annual discretionary awards of profit sharing to employees based on such employees' actual work performance or other contributions to the Corporation.

         The Profit Sharing Award Pool will be paid to the above six groups over a two-year period as follows:

         One-half of the Award Pool, or the amount approved by the Committee, will be paid to the eligible employees within 120 days of the end of the fiscal year, and one-half will be deferred to the following year. The deferred portion of the Award Pool will be summed with one-half of the following year's Award Pool, if any, and this sum will be paid within 120 days of the end of the fiscal year and the other one-half of the current year's Award Pool will be deferred to the following year. This procedure of deferring one-half of the profit sharing shall continue from year to year in order that large variances in income may be avoided.

         The Participant must earn out the second year's profit sharing by working the second year (earning one-twelfth per month for each month of employment). If the Participant leaves the employ of the Corporation before earning out the unearned profit sharing, the profit sharing reverts to the Corporation.

         Of the six (6) employee groups, 100% of the senior officers' Award Group will be allocated by the Board prior to the start of each year, whereas the other five (5) groups will receive their allocations according to the formula set out above.





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         E.  EMPLOYEES ELIGIBLE TO PARTICIPATE.

The following employees will be eligible to participate, it so approved at the sole discretion of the Committee, in the Profit Sharing part of this Plan:

1. All current employees with two or more years of service as of July 1, 1987; and

2. New employees as approved by the committee who have been with the Corporation one year or more and whose job description in the sole judgment of the Committee is such that it can affect the profits of the Corporation; and

3.       Any employee with broken service must wait for a minimum of one year;
         and

4. An employee must be employed by the Corporation as of the date of the Profit Sharing Distribution; and

5. Any employee that is designated by the Committee, said designation will be for extraordinary service or contributions to the Corporation.


F.  QUARTERLY REPORTS.

Quarterly reports will be prepared by the Corporation and made available to the Participants in the Plan so that they may be informed of their efforts and the Corporation's progress. In such reports, the Committee may estimate the profit sharing for a year in question, subject to revision upon yearly audit of the Corporation's progress.


G.  INCENTIVE STOCK TO BE ISSUED.

Of the six (6) employee groups designated by the Committee or the Board, the upper three (3) groups may use their profit sharing or dividends, all or any portion of such profit sharing award, to purchase the incentive Stock of the Corporation pursuant to the terms set out in Part II of this Plan.


H.  WITHHOLDING.

There shall be deducted from all payments of profit sharing or dividends hereunder any taxes required to be withheld by the federal or any state or local government.





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I.  PLACE OF ADMINISTRATION.

The place of administration of this Plan shall be conclusively deemed to be within the State of West Virginia and the validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the law of the State of West Virginia.


J.  BAR OF ACTIONS BY PARTICIPANTS.

In no event shall an action in law or in equity lie against the Corporation, the Board, any other officer or Director of the Corporation, any member of the Committee, or any other person connected with this Plan, for any act done or not done in connection therewith or with its administration, or as to any interpretation, decision or determination hereunder, nor shall any Participant or former Participant (or person claiming under or through such Participant or former Participant) have any interest or legal or equitable claim in the Profit Sharing Award Pool, or any other fund under this Plan, except to the extent that an award of profit sharing or dividends is actually made by written notice delivered to the Participant, and then subject to all of the terms and conditions of this Plan, including, without limitation, all of the provisions hereof with respect to the earning out of the Profit Sharing Award Pool.

Participation in the Plan shall not be construed or interpreted to extend any contract of employment a Participant may have with the Corporation. Furthermore, a Participant's right to profit sharing shall not create any such employment contract nor in any other way change the "at-will" nature of the Participant's employment with the Corporation.

Prior to participating in this Plan, each employee will sign an acknowledgment (in the form of Exhibit "A" attached hereto), stating that his or her participation in this Plan does not change the "at-will" nature of such employee's employment with the Corporation or otherwise grant any employment rights to such employee. The employee will also acknowledge that this Plan may be altered, amended or terminated at the discretion of the Board.


K.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective from the date that the Plan is approved by the Board and the vote of the holders of a majority of the outstanding shares of the Corporation's common stock, voting as one class.





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EASTERN AMERICAN ENERGY CORPORATION

Profit Sharing/incentive Stock Plan
Part II: Incentive Stock Plan

A.  PURPOSE AND SCOPE.

The purposes of Part II of the Plan are to encourage stock ownership by management and certain employees of the Eastern American Energy Corporation, to provide an incentive for such employees to expand and improve the profits and prosperity of the Corporation, and to assist the Corporation in attracting and retaining key personnel through the opportunity to purchase shares of a new class of stock in the Corporation with the profit sharing or dividends received by those designated employees under Part I of this Profit Sharing/Incentive Stock Plan.


B.  DEFINITIONS.

Unless otherwise required by the context:

1.       "Board" shall mean the Board of Directors of the Corporation.

2. "Committee" shall mean the Incentive Stock Plan Committee, a three-member committee which is appointed by the Board, and which shall serve at the will and pleasure of the Board.

3. "Corporation" shall mean the Eastern American Energy Corporation, a West Virginia corporation.

4. "Incentive Stock Price" shall mean the purchase price for the newly created Incentive Stock, as determined in Section F below.

5. "Option" shall mean a right to purchase Incentive Stock, granted pursuant to the Plan.

6. "Participant" shall mean an employee of the Corporation to whom an option to purchase Incentive Stock is granted under the Plan.





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
7. "Plan" shall mean this Eastern American Energy Corporation Profit Sharing/Incentive Stock Plan.

8. "Incentive Stock" shall mean the newly created class of stock of the Corporation.

C.  STOCK TO BE ISSUED.

Pursuant to the terms of this Plan, no more than 100,000 shares of Incentive Stock are authorized for issuance; but in no event will the Incentive stock, upon distribution, constitute more than ten percent (10%) of the total stock ownership of the Corporation. Incentive Stock is non-voting and nontransferable, except as provided in Sections H and I below.

The incentive Stock will be eligible for up to ten percent (10%) of the dividends issued by the Corporation. However, if all of the Incentive Stock, once issued, does not comprise ten percent (10%) of the total stock ownership in the Corporation, then the difference between that percent of dividends issued and ten percent (10%) shall remain in the Corporation and shall not be given as dividends to the holder of the Incentive Stock.


D.  ADMINISTRATION.

The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Corporation, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.


E.  ELIGIBILITY.

Directors, management or employees as designated by the Committee or the Board are eligible to use their profit sharing or dividends received under Part I of this Plan to purchase shares of the Incentive Stock. Of the six classes of employees designated in Section D of Part I of this Plan, only the top three groups may participate in the Incentive Stock portion of the Plan. Only those designated employees are eligible to participate in the Plan; their spouses or members of their family may not Participate in this Plan.





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Additionally, pursuant to Section D of Part I of this Plan, the Board, upon recommendation of the Committee, may grant discretionary awards to any employee of the Corporation based upon their actual work performance or their contributions to the Corporation. These discretionary awards will be allocated annually to such employees by the Committee.


F.  INCENTIVE STOCK PRICE.

The purchase price for each share of the Incentive Stock shall be set according to the following formula: six (6) times the average of the past three (3) years after tax net earnings per share exclusive of sale of assets or other extraordinary items.


G. TERMS AND CONDITIONS OF PURCHASE.

Eligible Participants may purchase the Incentive Stock with their proceeds of profit sharing or dividends within thirty (30), days of the distribution of such profit sharing or dividends. Such Participant cannot purchase the Incentive Stock with funds other than those received pursuant to the Profit Sharing portion of this Plan.

When discretionary awards are made under the Profit Sharing portion of this Plan, the Participant shall have up to thirty (30) days within which to purchase the Incentive Stock with such profit sharing or dividends.

Any option granted under this Plan may be exercised by the participant by delivering to the Corporation, at its Charleston, West Virginia office, written notice of the number of shares with respect to which participant desires to exercise his option. With this written notice, participant will tender in full the purchase price of the shares so purchased.

Any option granted hereunder shall terminate within thirty (30) days from the grant of said option. The date of the distribution of the profit sharing or dividends shall be deemed to be the date on which the option was granted by the Corporation to the participant.


H. EXCLUSIVE REPURCHASE RIGHTS.

Upon the termination, retirement, or death of a Participant, the Corporation will repurchase the shares of Incentive Stock held by the Participant under this Plan. The repurchase price to be paid by the Corporation to the Participant, or his designated beneficiary, shall be set at a price under the formula for determining the Participant's purchase price. That is, the repurchase once of each share shall be set at the following formula: six (6) times the





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
average of the past three (3) years after tax net earnings per share exclusive of the sale of assets or other extraordinary items.

The repurchase price of the Incentive Stock shall be fixed at the date of the Participant's termination, retirement or death. The Corporation, in its sole discretion, may repurchase the Incentive Stock held by the Participant by making a lump sum payment to the Participant, or his designated beneficiary; or the Corporation may make payment to the Participant, or his designated beneficiary, in equal yearly installments not to exceed five (5) equal yearly installments, with interest being paid at eight percent (8%) per annum.


I.  NON-ASSIGNABILITY.

Options to purchase incentive Stock shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant as provided in this Plan. Once purchased, the Incentive Stock is likewise non-transferable.


J.  NO OBLIGATION TO EXERCISE OPTION TO PURCHASE.

The granting of an option to purchase Incentive Stock shall impose no obligation upon the Participant to exercise such option.


K.  AMENDMENT AND TERMINATION.

The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an option, alter or impair any option previously granted under the Plan, except as authorized herein. Termination of the Plan shall not affect any option previously granted.

The grant of any options to purchase Incentive Stock under this Plan shall not be construed to create or enlarge any right to employment with the Corporation. By participating in this Plan, the employee acknowledges the "at-will" nature of his employment with the Corporation.





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
L.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective from the date that the Plan is approved by the Board and the vote of the holders of a majority of the outstanding shares of the Corporation's common stock, voting as one class.





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